Exhibit 4.6

FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT
THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND CONSENT, dated as of February 7, 2013 (this “Amendment”), is entered into by and among Alterra Capital Holdings Limited, a Bermuda company (“Alterra Capital”), Alterra Bermuda Limited, a Bermuda company (“Alterra Bermuda”), Alterra Reinsurance USA Inc., a Connecticut corporation, (“Alterra Reinsurance” and together with Alterra Capital and Alterra Bermuda, the “Borrowers”), various lenders party hereto (the “Lenders”), and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Fronting Bank and L/C Administrator.
RECITALS
A.    The Borrowers, the Lenders and the Administrative Agent are parties to the Credit Agreement, dated as of December 16, 2011 (as in effect on the date hereof, the “Existing Credit Agreement”, and after giving effect to the amendments in Article II of this Amendment, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Existing Credit Agreement.
B.    Markel Corporation, a Virginia corporation (“Markel”), and Alterra Capital have agreed that upon satisfaction of certain conditions precedent, Commonwealth Merger Subsidiary Limited, a Bermuda exempted company and newly formed wholly owned subsidiary of Markel (“Merger Sub”), will merge into Alterra Capital with Alterra Capital as the surviving company and a direct, wholly-owned subsidiary of Markel (the “Merger”) pursuant to the Agreement and Plan of Merger dated as of December 18, 2012 (the “Merger Agreement”) among Alterra Capital, Markel and Merger Sub.
C.    The Borrowers desire to obtain the consent of the Required Lenders to the Merger and to make certain amendments to the Existing Credit Agreement, and the Administrative Agent and the Required Lenders have agreed to make such amendments on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I

CONSENT

1.1    Upon satisfaction of the conditions set forth in Section 3.1 of this Amendment, notwithstanding anything contained in Sections 7.04 and 8.01(k) of the Existing Credit Agreement to the contrary, the undersigned Lenders hereby each consent to the Merger and the Change of Control that will occur upon effectiveness of the Merger and waive any Event of Default under Section 8.01(f) of the Existing Credit Agreement as a result of noncompliance with Section 7.04 of the Existing Credit Agreement or under Section 8.01(k) of the Existing Credit Agreement (in effect immediately prior to the effectiveness hereof) that would arise as a result of the Merger.

1.2    This consent shall not constitute or be deemed to be a waiver of, consent to or departure from, any other term or provision in the Existing Credit Agreement, which shall continue in full force and effect, nor shall this limited consent constitute a course of dealing among the parties.
ARTICLE II
AMENDMENTS TO CREDIT AGREEMENT
2.1    Upon effectiveness of the Merger, the Existing Credit Agreement will be amended as follows:
(a)    Amendments to Section 1.01. Section 1.01 is amended by:
(i)     amending and restating the definition of “Aggregate Commitments” to read as follows:
“Aggregate Commitments” means the Commitments of all the Lenders. On the First Amendment Effective Date the Aggregate Commitments are $900,000,000.
(ii)    amending and restating the definition of “Alterra Capital” to read as follows:
“Alterra Capital” means Alterra Capital Holdings Limited, a Bermuda exempt company and the surviving company in the Merger.
(iii)     amending and restating the definition of “Change of Control” to read as follows:
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of at least 51% or more of the equity securities of Markel entitled to vote for members of the board of directors or equivalent governing body of Markel on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) without regard to the voting limitations set forth in the Organization Documents of Markel;
(b)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of Markel cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);
(c)    Markel fails to own, directly or indirectly, free and clear of all Liens, 100% of the Equity Interests of Alterra Capital without regard to any voting limitations set forth in the Organization Documents of Alterra Capital; or
(d)    Alterra Capital fails to own, directly or indirectly, free and clear of all Liens, 100% of the Equity Interests of Alterra Bermuda and each Person who becomes a Designated Borrower (so long as such Person is a Designated Borrower) without regard to any voting limitations set forth in the Organization Documents of such Subsidiary.
(iv)    adding the following definitions in proper alphabetical order:
“First Amendment” means the First Amendment to Credit Agreement and Consent dated as of February 7, 2013 by and among the Borrowers, the Lenders party thereto and the Administrative Agent.
“First Amendment Effective Date” has the meaning set forth in the First Amendment.
“Markel” means Markel Corporation, a Virginia corporation.
“Merger” means a merger of Merger Sub into Alterra Capital with Alterra Capital as the surviving company and a direct, wholly-owned subsidiary of Markel pursuant to the Agreement and Plan of Merger dated as of December 18, 2012 among Alterra Capital, Markel and Merger Sub.
“Merger Sub” means Commonwealth Merger Subsidiary Limited, a Bermuda exempted company and newly formed wholly owned subsidiary of Markel.

(b)    Amendment to Section 6.01(d). Section 6.01(d) is amended and restated to read as follows:
(d)    [Reserved]
(c)    Amendment to Section 7.05. Section 7.05 is amended and restated to read as follows:
7.05    Transactions with Affiliates. Enter into, or cause, suffer or permit to exist, any arrangement, transaction or contract with any of its Affiliates unless such arrangement, transaction or contract is on an arm’s length basis; provided that the foregoing restriction shall not apply to (i) Permitted Transactions, (ii) transactions between or among Markel and any of its Wholly Owned Subsidiaries or between and among any of Markel’s Wholly Owned Subsidiaries, (iii) Restricted Payments permitted pursuant to Section 7.07, (iv) reasonable and customary fees paid to members of the board of directors (or similar governing body) of Alterra Capital and its Subsidiaries and reimbursement of reasonable expenses of directors of Alterra Capital and its Subsidiaries, (v) compensation arrangements for officers and other employees of Markel and its Subsidiaries entered in the ordinary course of business, and (vi) the provision of director’s, officer’s and employee’s indemnification and insurance in the ordinary course of business.
(d)    Amendments to Section 8.01. Section 8.01 of the Credit Agreement is amended as follows:
(i) Section 8.01(k) is amended and restated to read as follows:
(k)    Change of Control. A Change of Control occurs.
(ii) The following new subsection (m) is inserted at the end of Section 8.01:
(m)    Merger Documents. Alterra Capital fails to provide Administrative Agent with the following on or before the date which is five (5) Business Days (or such longer period as may be acceptable to the Administrative Agent) following the date on which the Merger becomes effective, each in form and substance reasonably satisfactory to the Administrative Agent: (i) an opinion of Bermuda counsel to the Borrowers and (ii) a certificate of the secretary or an assistant secretary of Alterra Capital certifying (A) that attached thereto is a true and complete copy of the memorandum of association of Alterra Capital filed with the Registrar of Companies for the Bermuda Ministry of Finance after giving effect to the Merger, (B) that attached thereto is a true and complete copy of the Bye-laws or similar governing document of Alterra Capital after giving effect to the Merger, and (C) as to the incumbency and genuineness of the signature of each officer of Alterra Capital entitled to execute Loan Documents and request Credit Extensions under the Credit Agreement, and attaching all such copies of the documents described above.
(e)    Amendment to Schedule 2.01. Schedule 2.01 (Commitments and Applicable Percentages) is amended by substituting Schedule 2.01 attached hereto therefor.

ARTICLE III
CONDITIONS OF EFFECTIVENESS
3.1    This Amendment shall become effective as of the date hereof (the “First Amendment Effective Date”) when, and only when, each of the following conditions precedent shall have been satisfied:
(a)    The Administrative Agent shall have received a counterpart of this Amendment executed and delivered by the Borrowers, the Administrative Agent and the Required Lenders.
(b)    The representations and warranties of the Borrowers contained in Article V of the Existing Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the First Amendment Effective Date, with the same effect as though made on such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).
(c)    No Default has occurred and is continuing or will result from the execution and delivery or effectiveness of this Amendment.
(d)    The Administrative Agent shall have received an amendment fee of $15,000 for each consenting Lender.
ARTICLE IV
CONFIRMATION OF REPRESENTATIONS AND WARRANTIES
Each Borrower hereby represents and warrants, on and as of the First Amendment Effective Date, that (i) the representations and warranties applicable to such Borrower contained in Article V of the Existing Credit Agreement and in the other Loan Documents are true and correct in all material respects as of the First Amendment Effective Date, with the same effect as though made on such date (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (ii) this Amendment has been duly authorized, executed and delivered by such Borrower and constitutes the legal, valid and binding obligation of such Borrower enforceable against it in accordance with its terms, subject to general principles of equity (regardless of whether considered in a proceeding in equity or at law) and to applicable bankruptcy, insolvency, and similar laws affecting the enforcement of creditors’ rights generally, (iii) no Default shall have occurred and be continuing, both immediately before and after giving effect to the applicable provisions of this Amendment, and (iv) the Borrowers have heretofore furnished to the Administrative Agent true and complete copies of the Merger Agreement (including all publicly available exhibits and schedules) and all amendments, modifications and waivers relating thereto, in each case as in effect on the First Amendment Effective Date.

ARTICLE V
MISCELLANEOUS
5.1    Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.
5.2    Full Force and Effect. Except as provided in Article I hereof, the Existing Credit Agreement shall continue in full force and effect in accordance with the provisions thereof. Upon the effectiveness of the Merger, the Existing Credit Agreement as amended pursuant to Article II hereof shall continue in full force and effect and any reference to the Existing Credit Agreement or any of the other Loan Documents herein or in any Loan Document shall refer to the Credit Agreement and the other Loan Documents as amended pursuant to Article II hereof. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Existing Credit Agreement except as expressly set forth herein. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
5.3    Expenses. All reasonable fees and expenses of counsel to the Administrative Agent, and all reasonable out-of-pocket costs and expenses of the Administrative Agent, in each case, in connection with the preparation, negotiation, execution and delivery of this Amendment and the other Loan Documents delivered in connection herewith shall be paid prior to the First Amendment Effective Date to the extent invoiced prior to the First Amendment Effective Date.
5.4    Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.
5.5    Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
5.6    Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.
5.7    Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic “.pdf” file shall be effective as delivery of a manually executed counterpart hereof.
[THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.

ALTERRA CAPITAL HOLDINGS LIMITED

By:	/s/ Andrew Cook
Name:	Andrew Cook
Title:	Executive Vice President

ALTERRA BERMUDA LIMITED

By:	/s/ Andrew Cook
Name:	Andrew Cook
Title:	President

ALTERRA REINSURANCE USA INC.

By:	/s/ Stephen E. Leitz
Name:	Stephen E. Leitz
Title:	Treasurer

BANK OF AMERICA, N.A., as
Administrative Agent, Fronting Bank, L/C
Administrator and Lender

By:	/s/ Tiffany Burgess
Name:	Tiffany Burgess
Title:	Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By:	/s/ Grainne M. Pergolini
Name:	Grainne M. Pergolini
Title:	Director

CITIBANK, N.A.

By:	/s/ Richard Rivera
Name:	Richard Rivera
Title:	Vice President

ING BANK N.V., LONDON BRANCH

By:	/s/ M. Groen
Name:	M. Groen
Title:	Director

By:	/s/ Mer Sharman
Name:	Mer Sharman
Title:	Managing Director

THE BANK OF NEW YORK MELLON

By:	/s/ Michael Pensari
Name:	Michael Pensari
Title:	Managing Director

LLOYDS TSB BANK PLC

By:	/s/ Julia R. Franklin
Name:	Julia R. Franklin F014
Title:	Vice President

By:	/s/ Stephen Giacolone
Name:	Stephen Giacolone G011
Title:	Assistant Vice President

COMMERZBANK AKTIENGESELLSCHAFT,
FILIALE LUXEMBURG

By:	/s/ Frank Schmidt
Name:	Frank Schmidt
Title:	Associate

By:	/s/ Bianca Bahn
Name:	Bianca Bahn
Title:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Evan Glass
Name:	Evan Glass
Title:	Vice President

BARCLAYS BANK PLC

By:	/s/ Karla Maloof
Name:	Karla Maloof
Title:	Director

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

NORDEA BANK FINLAND PLC, NEW YORK
BRANCH

By:	/s/ Harri Staven
Name:	Harri Staven
Title:	Vice President

By:	/s/ Mogens R. Jensen
Name:	Mogens R. Jensen
Title:	Senior Vice President

COMERICA BANK

By:	/s/ Chatphet Saipetch
Name:	Chatphet Saipetch
Title:	Vice President

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